SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2011

OMNICOMM SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 4, 2011, Fernando Montero resigned as a member of the Board of Directors of OmniComm Systems, Inc. (the “Company”), as well as the Company’s Audit Committee. The resignation was effective on the same date. Mr. Montero’s resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 4, 2011, the Company announced the appointment of Dr. Jonathan Seltzer to its Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual stockholders' meeting in Fort Lauderdale, Florida on August 4, 2011 Stockholders voted on the following four matters:

1.	To elect five directors to the board of directors to serve until the date of our next annual meeting until their successors have been elected and qualified;
2.	To ratify the appointment of Webb & Company, as our independent auditors;
3.	a non-binding advisory vote on the frequency of an advisory vote on executive compensation; and
4.	a non-binding advisory vote on executive compensation.

The count of shares present immediately prior to the commencement of the meeting indicated that 65,143,337 shares of the Company’s voting capital stock were present in person or by proxy.  This is 73.8% of the outstanding voting stock of the Company.  The stockholders approved the proposals, voting as follows:

Proposal 1.	For	Against	Abstain
Election of directors:
Randall G. Smith	122,526,379	2,126,464	0
Cornelis F. Wit	122,336,261	2,316,582	0
Guus van Kesteren	123,827,418	825,425	0
Matthew D. Veatch	123,600,389	1,052,454	0

Proposal 2.	For	Against	Abstain
To ratify the appointment of Webb & Company, as our independent auditors	141,507,863	515,947	2,144,574

Proposal 3.	Three (3) Years	Two (2) Years	One (1) Year
Non-binding advisory vote on the frequency of an advisory vote on executive compensation	25,930,069	81,033	98,591,702

Proposal 4..	For	Against	Abstain
Non-binding advisory vote on executive compensation	123,492,825	879,801	280,217

Item 7.01	Regulation FD Disclosure.

On August 8, 2011, OmniComm System, Inc. issued a press release announcing Mr. Montero’s resignation from the Board. A copy of this press release is furnished as Exhibit 99.1 to this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

August 8, 2011	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

3